SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2007

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6922 Hollywood Boulevard
12th Floor		90028
Los Angeles, California
(Address of Principal Executive Offices)		(Zip Code)
(323) 817-4600
Registrant’s telephone number, including area code

n/a
(Former Name and Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

                 On December 6, 2007, Gemstar-TV Guide International, Inc., a Delaware corporation (“Gemstar”), Macrovision Corporation, a Delaware corporation (“Macrovision”), Saturn Holding Corp, Galaxy Merger Sub, Inc., and Mars Merger Sub Inc. entered into an Agreement and Plan of Mergers (the “Merger Agreement”), pursuant to which, among other things, Mars Merger Sub, Inc. will merge with and into Macrovision with Macrovision as the surviving corporation and Galaxy Merger Sub will merge with and into Gemstar with Gemstar as the surviving corporation, with the result that Macrovision and Gemstar will become wholly owned subsidiaries of Holdings (the “Mergers”).

                 On December 7, 2007, Gemstar and Macrovision issued a joint press release announcing the execution of the Merger Agreement and made a joint investor presentation concerning the Mergers. A copy of the joint press release and the joint investor presentation is attached hereto as Exhibits 99.1 and 99.2, respectively. These materials are incorporated herein by reference and the foregoing description of the Mergers is qualified in its entirety by reference to such materials.

                 The information required by Items 1.01 and 3.03 will be filed in a separate Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Document Designation

99.1	Joint Press Release, dated December 7, 2007.
99.2	Joint Investor Presentation, dated December 7, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2007

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By: /s/ Stephen H. Kay
	Name:	Stephen H. Kay
	Title:	Executive Vice President and General
Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Joint Press Release, dated December 7, 2007.
99.2	Joint Investor Presentation, dated December 7, 2007.